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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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        Date of Report (Date of earliest event reported): October 2, 2007


                        PROVIDENT BANKSHARES CORPORATION
               (Exact name of registrant as specified in charter)


       MARYLAND                     0-16421                   52-1518642
    (State or other               (Commission                (IRS Employer
    jurisdiction of               File Number)             Identification No.)
    incorporation)

              114 EAST LEXINGTON STREET, BALTIMORE, MARYLAND 21202 (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (410) 277-7000

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01     OTHER EVENTS
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         Provident Bank (the "Bank"), the wholly owned subsidiary of Provident
Bankshares Corporation (the "Company"), has provided a specific reserve from third quarter earnings for the full amount of a $4.1 million commercial loan that it recently placed on non-accrual status. The loan was placed on non-accrual status during the quarter following the Federal criminal indictment of the borrower's Chief Executive Officer. The loan is secured by accounts receivable and inventory. The amount of the specific reserve is expected to be the Bank's maximum exposure in this matter. The Bank is aggressively pursuing its rights and remedies in collection efforts against the borrower and guarantors and is evaluating the value of the collateral pledged for the loan. The provision will offset the majority of the gain realized during the quarter from the previously announced sale of six branch offices.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PROVIDENT BANKSHARES CORPORATION



                                        /s/ Robert L. Davis
                                        ----------------------------------------
                                        Robert L. Davis
                                        General Counsel and Corporate Secretary


Date: October 2, 2007